KBR

PERFORMANCE AWARD AGREEMENT

Grant Date: _________________

________________________

________________________

________________________

Re:	Performance Unit Grant

I am pleased to inform you that KBR, Inc. (the “Company”) has granted you Performance Units under the Company’s 2006 Stock and Incentive Plan (the “Plan”) asfollows:

1.	Grant of Performance Units.

The number of Performance Units granted to you as a Performance Award under the Plan is _____________________. Each Performance Unit shall have a target value of $______. The actual value, if any, of a Performance Unit at the end of the Performance Period will be determined based on the level of achievement during the Performance Period of the performance objectives set forth in Exhibit A hereto, which is made a part hereof for all purposes.

2.
(a)

Vesting. Except as otherwise provided in subparagraphs (b) and (d) below, you will vest in the Performance Units earned (if any) for the Performance Period only if you are an employee of the Company or a Subsidiary on the date such earned Performance Units are paid, as provided in Paragraph 3 below.

(b)

Death, Disability or Retirement. If you cease to be an employee of the Company and its Subsidiaries as a result of (i) your death, (ii) your permanent disability (disability being defined as being physically or mentally incapable of performing either your usual duties as an employee or any other duties as an employee that the Company reasonably makes available and such condition is likely to remain continuously and permanently, as determined by the Company or employing subsidiary), or (iii) normal retirement on or after reaching age 65, a prorata portion of your Performance Units that become “earned”, if any, as provided in Exhibit A, will become vested. The “prorata portion” that becomes vested shall be a fraction, the numerator of which is the number of days in the Performance Period in which you were an employee of the Company or a Subsidiary and the denominator of which is the total number of days in the Performance Period. If your termination for the above reasons is after the end of the Performance Period but before payment of the Performance Units earned, if any, for such Performance Period, you will be fully vested in any such earned Performance Units.

(c)

Other Terminations. If you terminate from the Company and its Subsidiaries for any reason other than as provided in subparagraph (a) above, all unvested Performance Units held by you shall be forfeited without payment immediately upon such termination.

KBR

(d)

Corporate Change. Notwithstanding any other provision hereof, your Performance Units shall become fully vested at the maximum earned percentage provided in Exhibit A upon the occurrence of a Corporate Change during the Performance Period. If a Corporate Change occurs after the end of the Performance Period and prior to payment of the earned Performance Units, you will be 100% vested in your Performance Units upon the Corporate Change and payment will be made in accordance with the results achieved for the Performance Period ended as provided in Exhibit A.

3.

Payment of Vested Performance Units. As soon as administratively practicable after (i) the end of the Performance Period or (ii) with respect to a Corporate Change occurring prior to the end of the Performance Period, the date of the Corporate Change, you shall be entitled to receive from the Company a payment in cash equal to the product of the Payout Percentage (as defined in Exhibit A) and the sum of the target values of your vested Performance Units. Except as provided in Exhibit A with respect to a Corporate Change, if the performance thresholds set forth in Exhibit A are not met, no payment shall be made with respect to the Performance Units, whether or not vested. Notwithstanding the foregoing, in no event may the amount paid to you by the Company in any year with respect to Performance Units earned hereunder exceed the applicable limit under Article V of the Plan.

4.

Limitations Upon Transfer. All rights under this Agreement shall belong to you and may not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” (as defined by the Code), and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement or the Plan, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void.

5.

Withholding of Tax. To the extent that the vesting or payment of a Performance Unit results in the receipt of compensation with respect to which the Company has a tax withholding obligation, the Company shall withhold from its payment hereunder such amount as the Company may require to meet its minimum withholding obligations under all applicable tax laws or regulations. No payment of a vested, earned Performance Unit shall be made pursuant to this Agreement until all applicable minimum tax withholding requirements of the Company have been satisfied.

6.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company or upon any person lawfully claiming under you.
7.

Modification. Except to the extent permitted by the Plan, any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby.

8.

Plan Controls. This grant is subject to the terms of the Plan, which are hereby incorporated by reference. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document. Capitalized terms used herein or in Exhibit A and not otherwise defined herein or in Exhibit A shall have the meaning ascribed to them in the Plan.

9.

Employment/Severance Agreements. If you are party to a written employment or severance agreement with the Company or a Subsidiary and your employment or severance agreement provides for additional rights with respect to the vesting of awards under the Plan, then, to the extent applicable, this Agreement shall be deemed to incorporate such additional rights provided under your employment or severance agreement.

KBR

10.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of ________.

By signing below, you agree that the grant of these Performance Units is under and governed by the terms and conditions of the Plan, including the terms and conditions set forth in this Agreement, including Exhibit A of this Agreement. This grant shall be void and of no effect unless you execute and return this Agreement to ______________________ within ______ days of the above grant date. You have been provided with duplicate originals of this Agreement so that you may retain one fully executed original Agreement for your records.

KBR, INC.

By: ______________________________________
Name: ___________________________________
Title: ____________________________________

EMPLOYEE:

By: ______________________________________
Date: ____________________________________

KBR

EXHIBIT A

TO PERFORMANCE AWARD AGREEMENT

Performance Goals

Except as otherwise provided in the Agreement, the provisions of this Exhibit A shall determine the extent, if any, that the Performance Units become “earned” and payable.

I.	Performance Period

The Performance Period shall be the period beginning ________________, and ending ________________.

II.	Total Shareholder Return (“TSR”)

The payment of a Performance Unit will be determined, in part, based on the comparison of (i) the TSR (as defined below) of the Company’s common stock at the end of the Performance Period to (ii) the TSR of each of the common stocks of the members of the Peer Group for the Performance Period.

“TSR” or “Total Shareholder Return” shall mean the change in the price of a share of common stock from the beginning of the Performance Period (as measured by the closing price of a share of such stock on the last trading day preceding the beginning of the period) until the end of the Performance Period (as measured by the closing price of a share of such stock on the last trading day of the period), adjusted to reflect the reinvestment of dividends (if any) through the purchase of common stock. Dividends per share paid other than in the form of cash shall have a value equal to the amount of such dividends reported by the issuer to its shareholders for purposes of Federal income taxation.

III.	Peer Group

The Peer Group shall consist of the following companies:

_______________________	_______________________
_______________________	_______________________
_______________________	_______________________
_______________________	_______________________
_______________________	_______________________
_______________________	_______________________

No company shall be added to, or removed from, the Peer Group during the Performance Period, except that a company shall be removed from the Peer Group if during such period (i) such company ceases to maintain publicly available statements of operations prepared in accordance with GAAP, (ii) such company is not the surviving entity in any merger, consolidation, or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly owned entity of such company), or (iii) such company sells, leases, or exchanges all or substantially all of its assets to any other person or entity (other than a previously wholly owned entity of such company).

KBR

IV.	Return on Capital (“ROC”)

ROC shall be the weighted average of the Company’s net income from continuing operations plus (interest expense x (1-effective tax rate)), divided by average monthly capital from continuing operations, with monthly capital from continuing operations equal to average monthly total assets less (average monthly non-interest bearing liabilities plus average monthly minority interest), as reported in the Company’s audited reported financials for (i) the period _______________________ through _______________________ (the “_______ Period”), annualized, (ii) _______________________, and (iii) _______________________, with the _______________________ Period weighted ____% and the _______________________ and _______________________ years each weighted ____%.

V.	Determination of the “Earned” Value of Performance Units

Col. A	Col. B

	Performance Percentage	Weighting	<Threshold ____%	Threshold ____%	Target ____%	Maximum ____%
1	Company’s TSR Rank with Peer Group Members’ TSR	____%	<____ th	____th	____ th	____ th
2	ROC	____%	<____%	_____%	_____%	____%

For results (the “Performance Percentages”) between Threshold and Target and Target and Maximum in Column B, the Performance Percentage earned shall be determined by linear interpolation between the two applicable standards based on the results achieved for the respective performance measures.

The “target” value of a Performance Unit is $____; its maximum value is $____ per unit if the maximum performance objectives for both performance measures of Column B are achieved and the Performance Unit value will be zero if neither of the threshold performance objectives for the performance measures is achieved. The value of an “earned” Performance Unit shall be determined by multiplying its “target” value of $____ by the Payout Percentage for the Performance Period. The “Payout Percentage” for a Performance Unit shall be determined by separately multiplying Column A by the Column B Performance Percentage results for the two Performance Measures and then adding those two results.

Notwithstanding the foregoing, for purposes of determining the Payout Percentage for payment upon a Corporate Change occurring prior to the end of the Performance Period, the Column B results for both performance measures shall be deemed to have been met at the maximum level (____%).

VI.	Adjustments to Performance Measurements for Significant Events

If, after the beginning of the Performance Period, there is change in accounting standards required by the Financial Accounting Standards Board, the performance results shall be adjusted by the Company’s independent accountants as appropriate to disregard such change. In addition, the results of the Company or a peer group company shall be adjusted to reflect any stock splits or other events described in Article XIII of the Plan, but only if such adjustment would not cause the performance goal to no longer satisfy the requirements of Section 162(m) of the Code.

VII.	Committee Certification

As soon as reasonably practical following the end of the Performance Period, but in no event later than the ____________ following the end of the Performance Period, the Committee shall review and determine the performance results for the Performance Period and certify those results in writing. No Performance Units earned and vested shall be payable prior to the Committee’s certification; provided, however, Committee certification shall not apply in the event of a Corporate Change.

KBR